UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 8, 2004

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	(06-1110906)
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

37 N. ORANGE AVENUE, SUITE 500

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

(407) 926-6615

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(407) 926-6616

(REGISTRANT’S FACSIMILE NUMBER, INCLUDING AREA CODE)

WWW.PAINCAREINC.COM

(REGISTRANT’S WEBSITE ADDRESS)

ITEM 2 ACQUISITION OR DISPOSITION OF ASSETS

On June 8, 2004 we announced that we completed a merger with Rick Taylor, D.O., P.A., d/b/a Care Clinics, P.A. (the “P.A.”), a Texas based private physician group specializing in pain management and occupational medicine. In connection with the merger, we acquired the non-medical assets of the P.A. and entered into a management agreement with the P.A.’s successor medical corporation to provide ongoing management and administrative services. The capital stock of Rick Taylor, D.O., P.A. was acquired in the merger transaction from Rick Taylor, D.O., the sole shareholder of the P.A.. Dr. Taylor has no prior relationship with us.

Total consideration which may be paid to the shareholder is $7,500,000, with 50% of such consideration to be paid in cash and 50% in PainCare’s common stock. One-half of the purchase price ($3,750,000) was paid at closing with the remaining one-half of the merger consideration ($3,750,000) payable pro-rata over three years pursuant to a strict “earn out formula” in which PainCare must realize $1,500,000 per year in net operating income. PainCare will fund the cash portion of the initial purchase price from the proceeds of the recently completed $5,000,000 follow-on financing by Laurus Master Fund, Ltd.

The acquisition has been accounted for using the purchase method of accounting.

ITEM 7 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The financial statements and the pro forma financial information are in process of being prepared and will be filed as an amendment to this report as soon as practicable, but no later than August 7, 2004.

Exhibits	Material Contracts
Exhibit 10.1	Merger Agreement and Plan of Reorganization

Exhibit 99.1	Press Release dated June 8, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAINCARE HOLDINGS, INC.

Date: June 9, 2004	By:	/s/ RANDY LUBINSKY
Chief Executive Officer and Director

Date: June 9, 2004	By:	/s/ MARK SZPORKA
Chief Financial Officer, Secretary and Director

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